Exhibit 2

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D/A is filed on behalf of each of the undersigned and that all subsequent amendments to this Schedule 13D/A shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: July 2, 2008

PATRICK SOON-SHIONG

/s/ Patrick Soon-Shiong
Patrick Soon-Shiong

STEVEN H. HASSAN

/s/ Steven H. Hassan
Steven H. Hassan

MICHELE B. CHAN SOON-SHIONG

/s/ Michele B. Chan Soon-Shiong
Michele B. Chan Soon Shiong

PATRICK SOON-SHIONG 2009 GRAT 1

By:	/s/ Patrick Soon-Shiong,
Name:	Patrick Soon-Shiong
Title:	Trustee

PATRICK SOON-SHIONG 2009 GRAT 2

By:	/s/ Patrick Soon-Shiong
Name:	Patrick Soon-Shiong
Title:	Trustee

MICHELE B. SOON-SHIONG 2009 GRAT 1

By:	/s/ Michele B. Chan Soon-Shiong
Name:	Michele B. Chan Soon-Shiong
Title:	Trustee

MICHELE B. SOON-SHIONG 2009 GRAT 2

By:	/s/ Michele B. Chan Soon-Shiong
Name:	Michele B. Chan Soon-Shiong
Title:	Trustee

CALIFORNIA CAPITAL LIMITED PARTNERSHIP

By:	Themba LLC, its general partner

By:	/s/ Steven H .Hassan
Name:	Steven H. Hassan
Title:	Manager

THEMBA LLC

By:	/s/ Steven H. Hassan
Name:	Steven H. Hassan
Title:	Manager